Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 23, 2024, with respect to the consolidated financial statements of American Battery Technology Company, incorporated herein by reference.

Portland, Oregon

May 30, 2025